Exhibit 99.1

18 E. Dover Street

Easton, Maryland 21601

Phone 410-763-7800

PRESS RELEASE

Shore Bancshares Reports Third Quarter and Nine-Month Financial Results

Easton, Maryland (10/27/2022) - Shore Bancshares, Inc. (NASDAQ - SHBI) (the “Company”) reported net income of $9.658 million or $0.49 per diluted common share for the third quarter of 2022, compared to net income of $7.499 million or $0.38 per diluted common share for the second quarter of 2022, and net income of $4.616 million or $0.39 per diluted common share for the third quarter of 2021. Net income for the first nine months of 2022 was $22.769 million or $1.15 per diluted common share, compared to net income for the first nine months of 2021 of $12.645 million or $1.08 per diluted common share. Net income, excluding merger related expenses, for the third quarter of 2022 was $9.774 million or $0.49 per diluted common share, compared to net income, excluding merger related expenses, of $7.674 million or $0.39 per diluted common share for the second quarter of 2022 and net income, excluding merger related expenses, of $5.013 million or $0.43 per diluted common share for the third quarter 2021. Net income, excluding merger related expenses, for the first nine months of 2022 was $23.617 million or $1.19 per diluted common share compared to net income for the first nine months of 2021 of $13.322 million or $1.13 per diluted common share.

When comparing net income, excluding merger related expenses, for the third quarter of 2022 to the second quarter of 2022, net income increased $2.1 million due to an increase in net interest income of $2.7 million and a decrease in noninterest expense of $1.1 million partially offset by a decrease in noninterest income of $489 thousand. When comparing net income, excluding merger related expenses, for the third quarter of 2022 to the third quarter of 2021, net income increased $4.8 million primarily due to increases in net interest income of $11.7 million and noninterest income of $2.4 million offset by increases in noninterest expense of $7.3 million primarily as a result of the acquisition of Severn Bank (“Severn”) in November of 2021.

“We are excited to announce our third quarter financial results.” said Lloyd L. “Scott” Beatty, Jr., President and Chief Executive Officer. “We continue to see strong loan demand and opportunities for growth within our various markets. During the third quarter we experienced significant loan growth of 6.0%. We are beginning to see a more normalized expense base since the merger in the fourth quarter of 2021. Our outlook for the remainder of 2022 is a very positive one, as we continue to maintain our commitment and focus on core earnings and enhanced returns for our shareholders.

Balance Sheet Review

Total assets were $3.447 billion at September 30, 2022, a $13.3 million, or less than 1.0%, decrease when compared to $3.460 billion at the end of 2021. During this time period, the Company also shifted its asset mix by redeploying cash and cash equivalents into higher yielding assets which consisted of loans and investment securities. As of September 30, 2022, the Company had 9 Paycheck Protection Program (“PPP’) loans totaling $291 thousand that were outstanding.

Total deposits decreased $10.9 million, or less than 1%, when compared to December 31, 2021. The decrease in total deposits was due to decreases in money market and savings accounts of $72.4 million, noninterest-bearing deposits of $33.7 million and time deposits of $30.6 million, partially offset by an increase in interest bearing checking accounts of $125.8 million.

Total stockholders’ equity increased $6.5 million, or 1.9%, when compared to December 31, 2021, primarily due to current year earnings, partially offset by an increase in unrealized losses on available for sale securities of $9.8 million. At September 30, 2022, the ratio of total equity to total assets was 10.36% and the ratio of total tangible equity to total tangible assets was 8.52% compared to 10.14% and 8.25% at the end of 2021.

Review of Quarterly Financial Results

Net interest income was $27.3 million for the third quarter of 2022, compared to $24.6 million for the second quarter of 2022 and $15.6 million for the third quarter of 2021. The increase in net interest income when compared to the second quarter of 2022 was primarily due to increases in interest and fees on loans of $2.5 million, interest on investment securities of $794 thousand and interest with other banks of $640 thousand, partially offset by an increase in expense on interest-bearing deposits of $1.1 million. The improvement in interest and fees on loans was due to an increase in the average balance of loans of $110.1 million, or 5.0%, coupled with an increase in yields of 18bps. The increase in interest on deposits with other banks was primarily due to the recent increases to the fed funds rate in July and August. The increase in interest on taxable investment securities was driven by an increase in the rates of 31bps and an increase in the average balance within these securities of $72.1 million, or 13.2%.

The increase in net interest income when compared to the third quarter of 2021 was primarily due to increases in interest and fees on loans of $10.4 million, interest on taxable investment securities of $1.9 million and interest on deposits with other banks of $1.4 million, partially offset by expense increases in interest-bearing deposits of $1.6 million and long-term borrowings of $341 thousand, all of which were significantly impacted by the acquisition of Severn in the fourth quarter of 2021.

The Company’s net interest margin increased to 3.38% for the third quarter of 2022 from 3.10% for the second quarter of 2022 and 2.99% for the third quarter of 2021. The increase in net interest margin when compared to the second quarter of 2022 was primarily due to a shift from interest-bearing deposits with other banks to higher yielding loans and investment securities, partially offset by higher rates paid on interest-bearing deposits. The increase in net interest margin compared to the third quarter of 2021 was due to significantly higher volume as well as improved yields on all earning assets.

The provision for credit losses was $675 thousand for the three months ended September 30, 2022. The comparable amounts were $200 thousand and $290 thousand for the three months ended June 30, 2022 and September 30, 2021, respectively. The increase in the provision for credit losses during the third quarter of 2022 as compared to the prior quarters was primarily a result of significant loan growth in the third quarter of 2022. Net recoveries for the third quarter of 2022 were $119 thousand, compared to net recoveries of $573 thousand for the second quarter of 2022 and net recoveries of $147 thousand for the third quarter of 2021. The ratio of the allowance for credit losses to period-end loans, excluding PPP loans and acquired loans, was 0.84% at September 30, 2022, compared to 0.89% at June 30, 2022 and 1.10% at September 30, 2021. The decline in the percentage of the allowance from the second quarter of 2022 was primarily due to lower pandemic related qualitative reserves. The decline in the percentage of the allowance from the third quarter of 2021 was primarily the result of lower historical loss experience as well as lower pandemic related qualitative reserves.

At September 30, 2022 and June 30, 2022, nonperforming assets were $4.4 million and $4.0 million respectively. The balance of nonperforming assets increased primarily due to an increase in nonaccrual loans of $266 thousand, or 9.9%, and loans 90 days past due still accruing of $87 thousand, or 7.7%. Accruing troubled debt restructuring (“TDRs”) decreased $436 thousand, or 8.9%, at September 30, 2022 compared to June 30, 2022. When comparing the third quarter of 2022 to the third quarter of 2021, nonperforming assets decreased $35 thousand, or less than 1%, primarily due to decreases in nonaccrual loans of $498 thousand, or 14.4%, partially offset by an increase in loans 90 days past due still accruing of $469 thousand, or 62.7%. Accruing TDRs decreased $1.3 million, or 22.5%, compared to the third quarter of 2021. The ratio of nonperforming assets and accruing TDRs to total assets at both September 30, 2022, and June 30, 2022 was 0.26% and was 0.44% at September 30, 2021. In addition, the ratio of accruing TDRs to total loans at September 30, 2022 was 0.19% compared to 0.22% at June 30, 2022 and 0.38% at September 30, 2021.

Total noninterest income for the third quarter of 2022 decreased $489 thousand, or 8.4%, when compared to the second quarter of 2022 and increased $2.4 million, or 83.7%, when compared to the third quarter of 2021. The decrease compared to the second quarter of 2022 was primarily due to decreases in revenue associated with the mortgage division of $416 thousand, or 38.0%, and other bank fee income of $133 thousand, or 7.7%, partially offset by an increase in service charges on deposit accounts of $71 thousand, or 4.9%. The increase in noninterest income when compared to the third quarter of 2021 was largely impacted by the addition of Severn in the fourth quarter of 2021 which contributed in part to increases in service charges on deposit accounts of $704 thousand. The Severn acquisition also added mortgage-banking revenue of $680 thousand and title revenue from Mid-MD Title of $397 thousand in the third quarter of 2022.

Total noninterest expense, excluding merger related expenses, for the third quarter of 2022 decreased $1.1 million or 5.5%, when compared to the second quarter of 2022 and increased $7.3 million, or 61.5%, when compared to the third quarter of 2021. The decrease in noninterest expense when compared to the second quarter of 2022 was primarily due to the increased deferrals of direct loan origination costs for salaries and employee benefits associated with the elevated level of loan originations during the quarter, as well as various cost saves related to the merger with Severn. The increase from the third quarter of 2021 was primarily due to increases in salaries and wages, employee related benefits, occupancy expense, data processing, amortization of intangible assets and legal and professional fees, which were all significantly impacted by adding Severn and its operations.

Review of Nine-Month Financial Results

Net interest income for the first nine months of 2022 was $74.4 million, an increase of $30.9 million, or 71.0%, when compared to the first nine months of 2021. The increase in net interest income was primarily due to an increase in total interest income of $33.8 million, or 70.7%, specifically interest and fees on loans of $27.2 million, or 61.6%. The improvement of interest and fees on loans was primarily due to the increase in the average balance of $774.0 million, or 53.0%, coupled with accretion income from acquired loans of $2.1 million for the first nine months of 2022. Taxable investment securities and interest on deposits with other banks increased $4.2 million and $2.3 million, respectively, partially offset by an increase in total interest expense of $2.9 million, or 68.3%. The increase in interest expense was primarily the result of an increase in the average balance of interest-bearing deposits of $819.8 million, or 62.8%. Interest on long term borrowings increased by $688 thousand due to long-term advances with FHLB and junior subordinated debt acquired as part of the Severn acquisition. The long-term advances with FHLB will mature in October of 2022.

The provision for credit losses for the nine months ended September 30, 2022 and 2021 was $1.5 million and $1.4 million, respectively. The increase in provision for credit losses was the result of an increase in loans held for investment in the first nine months of 2022 of $283 million compared to $41 million for the first nine months of 2021. The ratio of the allowance to total loans decreased from 1.04% at September 30, 2021, to 0.68% at September 30, 2022. Excluding PPP loans and acquired loans, the ratio of the allowance for credit losses to period-end loans was 0.84% at September 30, 2022, lower than the 1.10% at September 30, 2021, primarily due to lower historical loss experience and reduced pandemic related qualitative factors.

Total noninterest income for the nine months ended September 30, 2022 increased $8.9 million, or 105.8%, when compared to the same period in 2021. The increase in noninterest income primarily consisted of revenue associated with the acquired mortgage division of $3.6 million, service charges on deposit accounts of $2.1 million, revenue from Mid-Maryland Title of $1.1 million and other noninterest income of $1.3 million. The increase in other noninterest income was primarily due to increases in rental fee income of $1.0 million and other loan fee income of $265 thousand.

Total noninterest expense, excluding merger related expenses, for the nine months ended September 30, 2022 increased $25.8 million, or 79.6%, when compared to the same period in 2021. The increase was primarily the result of higher salaries, employee benefits, occupancy expense, other intangibles, data processing costs, other noninterest expenses, and FDIC insurance premiums due to significant increases in new and existing customers and the acquisition of Severn. In addition, as previously mentioned, during the first nine months of 2022, the Company recorded merger-related expenses of $1.1 million due to the acquisition of Severn.

Shore Bancshares Information

Shore Bancshares is a financial holding company headquartered in Easton, Maryland and is the largest independent bank holding company located on Maryland's Eastern Shore. It is the parent company of Shore United Bank. Shore Bancshares engages in trust and wealth management services through Wye Financial Partners, a division of Shore United Bank. Additional information is available at www.shorebancshares.com.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: changes in general economic, political, or industry conditions; geopolitical concerns, including the ongoing war in Ukraine; the potential resurgence of the COVID-19 pandemic and related variants and mutations and their impact on the global economy and financial market conditions and our business, results of operations, and financial condition; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation/deflation, interest rate, market, and monetary fluctuations; volatility and disruptions in global capital and credit markets; the transition away from USD LIBOR and uncertainty regarding potential alternative reference rates, including SOFR; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services; the impact of changes in financial services policies, laws, and regulations, including those concerning taxes, banking, securities, and insurance, and the application thereof by regulatory bodies; cybersecurity threats and the cost of defending against them, including the costs of compliance with potential legislation to combat cybersecurity at a state, national, or global level; and other factors that may affect our future results. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Shore Bancshares, Inc. with the Securities and Exchange Commission entitled “Risk Factors”.

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

For further information contact: Edward Allen, Executive Vice President and Chief Financial Officer, 410-763-7800

Shore Bancshares, Inc.

Financial Highlights (Unaudited)

(Dollars in thousands, except per share data)

	For the Three Months Ended				For the Nine Months Ended
	September 30,				September 30,
	2022	2021	Change		2022	2021	Change
PROFITABILITY FOR THE PERIOD
Net interest income	$27,315	$15,589	75.2%		$74,359	$43,491	71.0%
Provision for credit losses	675	290	132.8		1,475	1,365	8.1
Noninterest income	5,344	2,909	83.7		17,224	8,369	105.8
Noninterest expense	18,899	11,935	58.3		59,323	33,309	78.1
Income before income taxes	13,085	6,273	108.6		30,785	17,186	79.1
Income tax expense	3,427	1,657	106.8		8,016	4,541	76.5
Net income	$9,658	$4,616	109.2		$22,769	$12,645	80.1

Return on average assets	1.11%	0.84%	27	bp	0.88%	0.81%	7	bp
Return on average assets excluding amortization of intangibles and merger related expenses - Non-GAAP (2)	1.17	0.94	23		0.96	0.87	9
Return on average equity	10.72	9.12	160		8.59	8.53	6
Return on average tangible equity - Non-GAAP (1), (2)	13.98	11.12	286		11.63	10.15	148
Net interest margin	3.38	2.99	39		3.09	2.97	12
Efficiency ratio - GAAP	57.87	64.52	(665)		64.78	64.23	55
Efficiency ratio - Non-GAAP (1), (2)	55.79	60.93	(514)		61.80	61.66	14

PER SHARE DATA
Basic and diluted net income per common share	$0.49	$0.39	25.6%		$1.15	$1.08	6.5%

Dividends paid per common share	$0.12	$0.12	—		$0.36	$0.36	—
Book value per common share at period end	17.99	17.15	4.9
Tangible book value per common share at period end - Non-GAAP (1)	14.50	15.55	(6.8)
Market value at period end	17.32	17.73	(2.3)
Market range:
High	20.50	18.00	13.9		21.41	18.10	18.3
Low	17.29	16.35	5.7		17.29	12.99	33.1

AVERAGE BALANCE SHEET DATA
Loans	$2,327,279	$1,487,281	56.5%		$2,235,092	$1,461,083	53.0%
Investment securities	618,378	334,205	85.0		565,535	283,104	99.8
Earning assets	3,210,233	2,071,505	55.0		3,225,417	1,963,727	64.2
Assets	3,444,365	2,184,448	57.7		3,446,941	2,074,635	66.1
Deposits	3,012,658	1,943,225	55.0		3,016,594	1,836,748	64.2
Stockholders' equity	357,383	200,881	77.9		354,549	198,087	79.0

CREDIT QUALITY DATA
Net (recoveries)	$(119)	$(147)	19.0%		$(858)	$(272)	(215.4)%

Nonaccrual loans	$2,959	$3,457	(14.4)
Loans 90 days past due and still accruing	1,217	748	62.7
Other real estate owned	197	203	(3.0)
Total nonperforming assets	4,373	4,408	(0.8)
Accruing troubled debt restructurings (TDRs)	4,458	5,750	(22.5)
Total nonperforming assets and accruing TDRs	$8,831	$10,158	(13.1)

CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets	10.36%	8.92%	144	bp
Period-end tangible equity to tangible assets - Non-GAAP (1)	8.52	8.15	37

Annualized net (recoveries) to average loans	(0.02)	(0.04)	2		(0.05)%	(0.02)%	(3	)bp

Allowance for credit losses as a percent of:
Period-end loans (3)	0.68	1.04	(36)
Period-end loans (4)	0.84	1.10	(26)
Nonaccrual loans	550.08	449.09	10,099
Nonperforming assets	372.22	352.20	2,002
Accruing TDRs	365.12	270.00	9,512
Nonperforming assets and accruing TDRs	184.32	152.84	3,148

As a percent of total loans:
Nonaccrual loans	0.12	0.23	(11)
Accruing TDRs	0.19	0.38	(19)
Nonaccrual loans and accruing TDRs	0.31	0.62	(31)

As a percent of total loans+other real estate owned:
Nonperforming assets	0.18	0.29	(11)
Nonperforming assets and accruing TDRs	0.37	0.68	(31)

As a percent of total assets:
Nonaccrual loans	0.09	0.15	(6)
Nonperforming assets	0.13	0.19	(6)
Accruing TDRs	0.13	0.25	(12)
Nonperforming assets and accruing TDRs	0.26	0.44	(18)

(1)	See the reconciliation table that begins on page 14 of 15.
(2)	This ratio excludes merger related expenses (Non-GAAP).
(3)	As of September 30, 2022 and September 30, 2021, these ratios include all loans held for investment, including PPP loans of $291 thousand and $41.5 million, respectively.
(4)	As of September 30, 2022 and September 30, 2021, these ratios exclude PPP loans, acquired loans, and the associated purchase discount mark on the acquired loans from both Severn and Northwest.

Shore Bancshares, Inc.

Consolidated Balance Sheets (Unaudited)

(In thousands, except per share data)

				September 30, 2022	September 30, 2022
	September 30,	December 31,	September 30,	compared to	compared to
	2022	2021	2021	December 31, 2021	September 30, 2021
ASSETS
Cash and due from banks	$33,814	$16,919	$18,440	99.9%	83.4%
Interest-bearing deposits with other banks	129,492	566,694	292,412	(77.1)	(55.7)
Cash and cash equivalents	163,306	583,613	310,852	(72.0)	(47.5)

Investment securities available for sale (at fair value)	86,347	116,982	105,125	(26.2)	(17.9)
Investment securities held to maturity (at amortized cost)	570,719	404,594	250,501	41.1	127.8
Equity securities, at fair value	1,222	1,372	1,384	(10.9)	(11.7)
Restricted securities	9,894	4,159	3,189	137.9	210.3

Loans held for sale, at fair value	8,342	37,749	-	(77.9)	-

Loans held for investment	2,401,883	2,119,175	1,494,897	13.3	60.7
Less: allowance for credit losses	(16,277)	(13,944)	(15,525)	16.7	(4.8)
Loans, net	2,385,606	2,105,231	1,479,372	13.3	61.3

Premises and equipment, net	52,252	51,624	27,011	1.2	93.4
Goodwill	63,281	63,421	17,518	(0.2)	261.2
Other intangible assets, net	6,007	7,535	1,365	(20.3)	340.1
Other real estate owned, net	197	532	203	(63.0)	(3.0)
Mortgage servicing rights, at fair value	5,321	4,087	—	30.2	—
Right of use assets, net	9,764	11,370	5,512	(14.1)	77.1
Cash surrender value on life insurance	58,768	47,935	41,949	22.6	40.1
Other assets	25,778	19,932	16,793	29.3	53.5
Total assets	$3,446,804	$3,460,136	$2,260,774	(0.4)	52.5

LIABILITIES
Noninterest-bearing deposits	$893,808	$927,497	$554,902	(3.6)	61.1
Interest-bearing deposits	2,121,504	2,098,739	1,463,163	1.1	45.0
Total deposits	3,015,312	3,026,236	2,018,065	(0.4)	49.4

Securities sold under retail repurchase agreements	—	4,143	3,501	(100.0)	(100.0)
Advances from FHLB - long-term	10,013	10,135	—	(1.2)	—
Subordinated debt	42,995	42,762	24,521	0.5	75.3
Total borrowings	53,008	57,040	28,022

Lease liabilities	10,023	11,567	5,686	(13.3)	76.3
Accrued expenses and other liabilities	11,240	14,600	7,394	(23.0)	52.0
Total liabilities	3,089,583	3,109,443	2,059,167	(0.6)	50.0

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; authorized 35,000,000 shares	199	198	118	0.5	68.6
Additional paid in capital	201,213	200,473	51,641	0.4	289.6
Retained earnings	165,590	149,966	149,620	10.4	10.7
Accumulated other comprehensive (loss) income	(9,781)	56	228	(17,566.1)	(4,389.9)
Total stockholders' equity	357,221	350,693	201,607	1.9	77.2
Total liabilities and stockholders' equity	$3,446,804	$3,460,136	$2,260,774	(0.4)	52.5

Period-end common shares outstanding	19,858	19,808	11,752	0.3	69.0
Book value per common share	$17.99	$17.71	$17.15	1.6	4.9

Shore Bancshares, Inc.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	For the Three Months Ended			For the Nine Months Ended
	September 30,			September 30,
	2022	2021	% Change	2022	2021	% Change
INTEREST INCOME
Interest and fees on loans	$25,924	$15,484	67.4%	$71,458	$44,231	61.6%
Interest on investment securities:
Taxable	3,186	1,318	141.7	7,562	3,343	126.2
Interest on deposits with other banks	1,466	97	1,411.3	2,546	199	1,179.4
Total interest income	30,576	16,899	80.9	81,566	47,773	70.7

INTEREST EXPENSE
Interest on deposits	2,561	949	169.9	5,429	3,189	70.2
Interest on short-term borrowings	—	2	(100.0)	2	5	(60.0)
Interest on long-term borrowings	700	359	95.0	1,776	1,088	—
Total interest expense	3,261	1,310	148.9	7,207	4,282	68.3

NET INTEREST INCOME	27,315	15,589	75.2	74,359	43,491	71.0
Provision for credit losses	675	290	132.8	1,475	1,365	8.1

NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	26,640	15,299	74.1	72,884	42,126	73.0

NONINTEREST INCOME
Service charges on deposit accounts	1,509	805	87.5	4,306	2,162	99.2
Trust and investment fee income	421	477	(11.7)	1,383	1,359	1.8
Gains on sales and calls of investment securities	—	2	(100.0)	—	2	—
Interchange credits	1,241	1,016	22.1	3,532	2,922	20.9
Mortgage-banking revenue	680	—	—	3,643	—	—
Title Company revenue	397	—	—	1,146	—	—
Other noninterest income	1,096	609	80.0	3,214	1,924	67.0
Total noninterest income	5,344	2,909	83.7	17,224	8,369	105.8

NONINTEREST EXPENSE
Salaries and wages	8,562	5,091	68.2	27,022	13,495	100.2
Employee benefits	2,191	1,654	32.5	7,122	4,991	42.7
Occupancy expense	1,496	843	77.5	4,548	2,427	87.4
Furniture and equipment expense	533	449	18.7	1,370	1,168	17.3
Data processing	1,759	1,170	50.3	5,034	3,514	43.3
Directors' fees	217	147	47.6	617	450	37.1
Amortization of intangible assets	499	107	366.4	1,528	353	332.9
FDIC insurance premium expense	339	245	38.4	1,111	653	70.1
Other real estate owned, net	1	4	(75.0)	52	6	766.7
Legal and professional fees	756	428	76.6	2,204	1,592	38.4
Merger related expenses	159	538	(70.4)	1,130	915	23.5
Other noninterest expenses	2,387	1,259	89.6	7,585	3,745	102.5
Total noninterest expense	18,899	11,935	58.3	59,323	33,309	78.1

Income before income taxes	13,085	6,273	108.6	30,785	17,186	79.1
Income tax expense	3,427	1,657	106.8	8,016	4,541	76.5

NET INCOME	$9,658	$4,616	109.2	$22,769	$12,645	80.1

Weighted average shares outstanding - basic	19,852	11,752	68.9	19,842	11,750	68.9
Weighted average shares outstanding - diluted	19,852	11,752	68.9	19,842	11,750	68.9

Basic and diluted net income per common share	$0.49	$0.39	25.6	$1.15	$1.08	6.5

Dividends paid per common share	0.12	0.12	—	0.36	0.36	—

Shore Bancshares, Inc.

Consolidated Average Balance Sheets (Unaudited)

(Dollars in thousands)

	For the Three Months Ended				For the Nine Months Ended
	September 30,				September 30,
	2022		2021		2022		2021
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
	balance	rate	balance	rate	balance	rate	balance	rate
Earning assets
Loans (1), (2), (3)	$2,327,279	4.43%	$1,487,281	4.14%	$2,235,092	4.28%	$1,461,083	4.06%
Investment securities
Taxable	618,378	2.06	334,205	1.58	565,535	1.79	283,104	1.58
Interest-bearing deposits	264,576	2.20	250,019	0.15	424,790	0.80	219,540	0.12
Total earning assets	3,210,233	3.78	2,071,505	3.24%	3,225,417	3.39%	1,963,727	3.26%
Cash and due from banks	31,724		19,453		14,383		18,536
Other assets	218,163		108,989		222,236		107,174
Allowance for credit losses	(15,755)		(15,499)		(15,095)		(14,802)
Total assets	$3,444,365		$2,184,448		$3,446,941		$2,074,635

Interest-bearing liabilities
Demand deposits	$646,399	0.66%	$462,950	0.14%	$627,213	0.35%	$435,678	0.14%
Money market and savings deposits	1,034,580	0.35	644,330	0.18	1,046,230	0.26	591,959	0.18
Certificates of deposit $100,000 or more	222,697	0.55	136,059	0.71	247,635	0.50	134,080	1.00
Other time deposits	215,014	0.51	142,777	0.68	204,283	0.54	143,832	0.89
Interest-bearing deposits	2,118,690	0.48	1,386,116	0.27	2,125,361	0.34	1,305,549	0.33
Securities sold under retail repurchase
agreements and federal funds purchased	—	—	2,718	0.29	913	0.29	2,695	0.25
Advances from FHLB - long-term	10,035	0.63	—	—	10,075	0.60	—	—
Subordinated debt	42,953	6.33	24,504	5.81	42,878	5.40	24,474	5.94
Total interest-bearing liabilities	2,171,678	0.60%	1,413,338	0.37%	2,179,227	0.44%	1,332,718	0.43%
Noninterest-bearing deposits	893,968		557,109		891,233		531,199
Accrued expenses and other liabilities	21,336		13,120		21,932		12,631
Stockholders' equity	357,383		200,881		354,549		198,087
Total liabilities and stockholders' equity	$3,444,365		$2,184,448		$3,446,941		$2,074,635

Net interest spread		3.18%		2.87%		2.95%		2.83%
Net interest margin		3.38%		2.99%		3.09%		2.97%

(1)	All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.
(2)	Average loan balances include nonaccrual loans.
(3)	Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations.

Shore Bancshares, Inc.

Financial Highlights By Quarter (Unaudited)

(Dollars in thousands, except per share data)

	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	Q3 2022		Q3 2022
	2022	2022	2022	2021	2021	compared to		compared to
	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2022		Q3 2021
PROFITABILITY FOR THE PERIOD
Taxable-equivalent net interest income	$27,350	$24,656	$22,469	$20,652	$15,623	10.9%		75.1%
Less: Taxable-equivalent adjustment	35	38	39	13	34	(7.9)		2.9
Net interest income	27,315	24,618	22,430	20,639	15,589	11.0		75.2
Provision for credit losses	675	200	600	(1,723)	290	237.5		132.8
Noninterest income	5,344	5,833	6,046	5,129	2,909	(8.4)		83.7
Noninterest expense	18,899	20,094	20,332	23,497	11,935	(5.9)		58.3
Income before income taxes	13,085	10,157	7,544	3,994	6,273	28.8		108.6
Income tax expense	3,427	2,658	1,931	1,271	1,657	28.9		106.8
Net income	$9,658	$7,499	$5,613	$2,723	$4,616	28.8		109.2

Return on average assets	1.11%	0.88%	0.65%	0.36%	0.84%	23	bp	27	bp
Return on average assets excluding amortization of intangibles and merger related expenses - Non-GAAP (2)	1.17	0.94	0.76	1.07	0.94	23		23
Return on average equity	10.72	8.52	6.45	3.59	9.12	220		160
Return on average tangible equity - Non-GAAP (1)	13.98	11.41	9.40	13.06	11.12	257		286
Net interest margin	3.38	3.10	2.78	2.87	2.99	28		39
Efficiency ratio - GAAP	57.87	65.99	71.40	91.19	64.52	(812)		(665)
Efficiency ratio - Non-GAAP (1), (2)	55.79	63.44	66.93	60.13	60.92	(765)		(513)

PER SHARE DATA
Basic and diluted net income per common share	$0.49	$0.38	$0.28	$0.16	$0.39	28.9%		25.6%

Dividends paid per common share	0.12	0.12	0.12	0.12	0.12	—		—
Book value per common share at period end	17.99	17.77	17.73	17.71	17.15	1.2		4.9
Tangible book value per common share at period end - Non-GAAP (1)	14.50	14.26	14.19	14.12	15.55	1.7		(6.8)
Market value at period end	17.32	18.50	20.48	20.85	17.73	(6.4)		(2.3)
Market range:
High	20.50	21.21	21.41	23.19	18.00	(3.3)		13.9
Low	17.29	17.91	19.34	17.50	16.35	(3.5)		5.7

AVERAGE BALANCE SHEET DATA
Loans	$2,327,279	$2,217,139	$2,135,734	$1,887,126	$1,487,281	5.0%		56.5%
Investment securities	618,378	546,252	531,017	468,724	334,205	13.2		85.0
Earning assets	3,210,233	3,189,926	3,253,549	2,842,097	2,071,505	0.6		55.0
Assets	3,444,365	3,419,168	3,477,481	3,037,262	2,184,448	0.7		57.7
Deposits	3,012,658	2,993,098	3,044,213	2,547,151	1,943,225	0.7		55.0
Stockholders' equity	357,383	353,192	353,011	301,095	200,881	1.2		77.9

CREDIT QUALITY DATA
Net (recoveries)	$(119)	$(573)	$(166)	$(142)	$(147)	79.2%		19.0%

Nonaccrual loans	$2,959	$2,693	$2,848	$2,004	$3,457	9.9		(14.4)
Loans 90 days past due and still accruing	1,217	1,130	459	508	748	7.7		62.7
Other real estate owned	197	197	561	532	203	—		(3.0)
Total nonperforming assets	$4,373	$4,020	$3,868	$3,044	$4,408	8.8		(0.8)

Accruing troubled debt restructurings (TDRs)	$4,458	$4,894	$5,004	$5,667	$5,750	(8.9)		(22.5)

Total nonperforming assets and accruing TDRs	$8,831	$8,914	$8,872	$8,711	$10,158	(0.9)		(13.1)

CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets	10.36%	10.25%	10.07%	10.14%	8.92%	11	bp	144	bp
Period-end tangible equity to tangible assets - Non-GAAP (1)	8.52	8.39	8.22	8.25	8.15	13		37

Annualized net (recoveries) to average loans	(0.02)	(0.10)	(0.03)	(0.03)	(0.04)	8		2

Allowance for credit losses as a percent of:
Period-end loans (3)	0.68	0.68	0.67	0.66	1.04	—		(36)
Period-end loans (4)	0.84	0.89	0.92	0.93	1.10	(5)		(26)
Nonaccrual loans	550.08	574.94	516.50	695.81	449.09	(2,486)		10,099
Nonperforming assets	372.22	385.15	380.30	458.08	352.20	(1,293)		2,002
Accruing TDRs	365.12	316.37	293.96	246.06	270.00	4,875		9,512
Nonperforming assets and accruing TDRs	184.32	173.69	165.80	160.07	152.84	1,063		3,148

As a percent of total loans:
Nonaccrual loans	0.12	0.12	0.13	0.09	0.23	—		(11)
Accruing TDRs	0.19	0.22	0.23	0.27	0.38	(3)		(19)
Nonaccrual loans and accruing TDRs	0.31	0.34	0.36	0.36	0.62	(3)		(31)

As a percent of total loans+other real estate owned:
Nonperforming assets	0.18	0.18	0.18	0.14	0.29	—		(11)
Nonperforming assets and accruing TDRs	0.37	0.39	0.41	0.41	0.68	(2)		(31)

As a percent of total assets:
Nonaccrual loans	0.09	0.08	0.08	0.06	0.15	1		(6)
Nonperforming assets	0.13	0.12	0.11	0.09	0.19	1		(6)
Accruing TDRs	0.13	0.14	0.14	0.16	0.25	(1)		(12)
Nonperforming assets and accruing TDRs	0.26	0.26	0.25	0.25	0.44	—		(18)

(1)	See the reconciliation table that begins on page 14.
(2)	This ratio excludes merger related expenses (Non-GAAP).
(3)	Includes all loans held for investment, including PPP loan balances for all periods shown.
(4)	For all periods shown, these ratios exclude PPP loans, acquired loans, and the associated purchase discount mark on the acquired loans from both Severn and Northwest.

 Shore Bancshares, Inc.

Consolidated Statements of Income By Quarter (Unaudited)

(In thousands, except per share data)

						Q3 2022	Q3 2022
						compared to	compared to
	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021	Q2 2022	Q3 2021
INTEREST INCOME
Interest and fees on loans	$25,924	$23,452	$22,085	$20,564	$15,484	10.5%	67.4%
Interest on investment securities:
Taxable	3,186	2,392	1,985	1,663	1,318	33.2	141.7
Interest on deposits with other banks	1,466	826	254	169	97	77.5	1,411.3
Total interest income	30,576	26,670	24,324	22,396	16,899	14.6	80.9

INTEREST EXPENSE
Interest on deposits	2,561	1,511	1,358	1,272	949	69.5	169.9
Interest on short-term borrowings	—	—	2	3	2	—	(100.0)
Interest on long-term borrowings	700	541	534	482	359	29.4	95.0
Total interest expense	3,261	2,052	1,894	1,757	1,310	58.9	148.9

NET INTEREST INCOME	27,315	24,618	22,430	20,639	15,589	11.0	75.2
Provision for credit losses	675	200	600	(1,723)	290	237.5	132.8

NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	26,640	24,418	21,830	22,362	15,299	9.1	74.1

NONINTEREST INCOME
Service charges on deposit accounts	1,509	1,438	1,359	1,234	805	4.9	87.5
Trust and investment fee income	421	447	514	522	477	(5.8)	(11.7)
Gains on sales and calls of investment securities	—	—	—	—	2	—	(100.0)
Interchange credits	1,241	1,253	1,038	1,043	1,016	(1.0)	22.1
Mortgage-banking revenue	680	1,096	1,867	948	—	(38.0)	—
Title Company revenue	397	426	323	247	—	(6.8)	—
Other noninterest income	1,096	1,173	945	1,135	609	(6.6)	80.0
Total noninterest income	5,344	5,833	6,046	5,129	2,909	(8.4)	83.7

NONINTEREST EXPENSE
Salaries and wages	8,562	8,898	9,562	7,727	5,091	(3.8)	68.2
Employee benefits	2,191	2,269	2,662	2,271	1,654	(3.4)	32.5
Occupancy expense	1,496	1,485	1,567	1,263	843	0.7	77.5
Furniture and equipment expense	533	411	429	385	449	29.7	18.7
Data processing	1,759	1,668	1,607	1,487	1,170	5.5	50.3
Directors' fees	217	210	190	170	147	3.3	47.6
Amortization of intangible assets	499	511	517	381	107	(2.3)	366.4
FDIC insurance premium expense	339	429	343	362	245	(21.0)	38.4
Other real estate owned expenses, net	1	57	(6)	(2)	4	(98.2)	(75.0)
Legal and professional fees	756	811	637	150	428	(6.8)	76.6
Merger related expenses	159	241	730	7,615	538	(34.0)	(70.4)
Other noninterest expenses	2,387	3,104	2,094	1,688	1,259	(23.1)	89.6
Total noninterest expense	18,899	20,094	20,332	23,497	11,935	(5.9)	58.3

Income before income taxes	13,085	10,157	7,544	3,994	6,273	28.8	108.6
Income tax expense	3,427	2,658	1,931	1,271	1,657	28.9	106.8

NET INCOME	$9,658	$7,499	$5,613	$2,723	$4,616	28.8	109.2

Weighted average shares outstanding - basic	19,852	19,847	19,828	17,180	11,752	0.0	68.9
Weighted average shares outstanding - diluted	19,852	19,847	19,828	17,180	11,752	0.0	68.9

Basic and diluted net income per common share	$0.49	$0.38	$0.28	$0.16	$0.39	28.9	25.6

Dividends paid per common share	0.12	0.12	0.12	0.12	0.12	—	—

Shore Bancshares, Inc.

Consolidated Average Balance Sheets By Quarter (Unaudited)

(Dollars in thousands)

											Average balance
											Q3 2022	Q3 2022
											compared to	compared to
	Q3 2022		Q2 2022		Q1 2022		Q4 2021		Q3 2021		Q2 2022	Q3 2021
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
	balance	rate	balance	rate	balance	rate	balance	rate	balance	rate
Earning assets
Loans (1), (2), (3)	$2,327,279	4.43%	$2,217,139	4.25%	$2,135,734	4.20%	$1,887,126	4.33%	$1,487,281	4.14%	5.0%	56.5%
Investment securities
Taxable	618,378	2.06	546,252	1.75	531,017	1.49	468,724	1.42	334,205	1.58	13.2	85.0
Interest-bearing deposits	264,576	2.20	426,535	0.78	586,798	0.18	486,247	0.14	250,019	0.15	(38.0)	5.8
Total earning assets	3,210,233	3.78%	3,189,926	3.36%	3,253,549	3.01%	2,842,097	3.11%	2,071,505	3.24%	0.6	55.0
Cash and due from banks	31,724		26,162		(15,253)		22,625		19,453		21.3	63.1
Other assets	218,163		218,353		253,424		188,399		108,989		(0.1)	100.2
Allowance for credit losses	(15,755)		(15,273)		(14,239)		(15,859)		(15,499)		3.2	1.7
Total assets	$3,444,365		$3,419,168		$3,477,481		$3,037,262		$2,184,448		0.7	57.7

Interest-bearing liabilities
Demand deposits	$646,399	0.66%	$644,881	0.22%	$589,737	0.16%	$494,081	0.14%	$462,950	0.14%	0.2	39.6
Money market and savings deposits	1,034,580	0.35	1,019,295	0.21	1,075,791	0.23	1,001,115	0.26	644,330	0.18	1.5	60.6
Certificates of deposit $100,000 or more	222,697	0.55	234,325	0.58	286,587	0.40	174,268	0.49	136,059	0.71	(5.0)	63.7
Other time deposits	215,014	0.51	221,714	0.54	175,683	0.57	173,975	0.50	142,777	0.68	(3.0)	50.6
Interest-bearing deposits	2,118,690	0.48	2,120,215	0.29	2,127,798	0.26	1,843,439	0.27	1,386,116	0.27	(0.1)	52.9
Securities sold under retail repurchase agreements
and federal funds purchased	—	—	—	—	2,770	0.29	3,972	0.30	2,718	0.29	—	(100.0)
Advances from FHLB - short-term	—	—	—	—	—	—	—	—	—	—	—	—
Advances from FHLB - long-term	10,035	0.63	10,075	0.60	10,116	0.57	6,630	2.21	—	—	(0.4)	100.0
Subordinated debt	42,953	6.33	42,876	4.93	42,804	4.93	36,589	5.12	24,504	5.81	0.2	75.3
Total interest-bearing liabilities	2,171,678	0.60%	2,173,166	0.38%	2,183,488	0.35%	1,890,630	0.37%	1,413,338	0.37%	(0.1)	53.7
Noninterest-bearing deposits	893,968		872,883		916,415		703,712		557,109		2.4	60.5
Accrued expenses and other liabilities	21,336		19,927		24,567		141,825		13,120		7.1	62.6
Stockholders' equity	357,383		353,192		353,011		301,095		200,881		1.2	77.9
Total liabilities and stockholders' equity	$3,444,365		$3,419,168		$3,477,481		$3,037,262		$2,184,448		0.7	57.7

Net interest spread		3.18%		2.98%		2.66%		2.74%		2.87%
Net interest margin		3.38%		3.10%		2.78%		2.87%		2.99%

(1) All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.

(2) Average loan balances include nonaccrual loans.

(3) Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations.

Shore Bancshares, Inc.

Reconciliation of Generally Accepted Accounting Principles (GAAP)

and Non-GAAP Measures (Unaudited)

(In thousands, except per share data)

						YTD	YTD
	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021	9/30/2022	9/30/2021

The following reconciles return on average equity and return on average tangible equity (Note 1):

Net Income	$9,658	$7,499	$5,613	$2,723	$4,616	$22,769	$12,645
Net Income - annualized (A)	$38,317	$30,078	$22,764	$10,803	$18,313	$30,442	$16,906

Net income, excluding net amortization of intangible assets
and merger related expenses	$10,144	$8,054	$6,541	$8,176	$5,097	$24,736	$13,591
Net income, excluding net amortization of intangible assets and merger related expenses - annualized (B)	$40,245	$32,305	$26,527	$32,437	$20,222	$33,072	$18,171

Return on average assets excluding net amortization of intangible assets and merger related expenses - Non-GAAP	1.17%	0.94%	0.76%	1.07%	0.94%	0.96%	0.87%

Average stockholders' equity (C)	$357,383	$353,192	$353,011	$301,095	$200,881	$354,549	$198,087
Less: Average goodwill and other intangible assets	(69,558)	(70,057)	(70,711)	(52,692)	(18,942)	(70,104)	(19,057)
Average tangible equity (D)	$287,825	$283,135	$282,300	$248,403	$181,939	$284,445	$179,030

Return on average equity (GAAP) (A)/(C)	10.72%	8.52%	6.45%	3.59%	9.12%	8.59%	8.53%
Return on average tangible equity (Non-GAAP) (B)/(D)	13.98%	11.41%	9.40%	13.06%	11.12%	11.63%	10.15%

The following reconciles GAAP efficiency ratio and non-GAAP efficiency ratio (Note 2):

Noninterest expense (E)	$18,899	$20,094	$20,332	$23,497	$11,935	$59,323	$33,309
Less: Amortization of intangible assets	(499)	(511)	(517)	(381)	(107)	(1,528)	(353)
Merger Expenses	(159)	(241)	(730)	(7,615)	(538)	(1,130)	(915)
Adjusted noninterest expense (F)	$18,241	$19,342	$19,085	$15,501	$11,290	$56,665	$32,041

Net interest income (G)	27,315	24,618	22,430	20,639	15,589	74,359	43,491
Add: Taxable-equivalent adjustment	35	38	39	13	34	112	108
Taxable-equivalent net interest income (H)	$27,350	$24,656	$22,469	$20,652	$15,623	$74,471	$43,599

Noninterest income (I)	$5,344	$5,833	$6,046	$5,129	$2,909	$17,224	8,369
Less: Investment securities (gains)	—	—	—	—	(2)	—	(2)
Adjusted noninterest income (J)	$5,344	$5,833	$6,046	$5,129	$2,907	$17,224	$8,367

Efficiency ratio (GAAP) (E)/(G)+(I)	57.87%	65.99%	71.40%	91.19%	64.52%	64.78%	64.23%
Efficiency ratio (Non-GAAP) (F)/(H)+(J)	55.79%	63.44%	66.93%	60.13%	60.93%	61.80%	61.66%

The following reconciles book value per common share and tangible book value per common share (Note 1):

Stockholders' equity (L)	$357,221	$352,777	$351,864	$350,693	$201,607
Less: Goodwill and other intangible assets	(69,288)	(69,787)	(70,299)	(70,956)	(18,883)
Tangible equity (M)	$287,933	$282,990	$281,565	$279,737	$182,724

Shares outstanding (N)	19,858	19,850	19,843	19,808	11,752

Book value per common share (GAAP) (L)/(N)	$17.99	$17.77	$17.73	$17.71	$17.15
Tangible book value per common share (Non-GAAP) (M)/(N)	$14.50	$14.26	$14.19	$14.12	$15.55

The following reconciles equity to assets and tangible equity to tangible assets (Note 1):

Stockholders' equity (O)	$357,221	$352,777	$351,864	$350,693	$201,607
Less: Goodwill and other intangible assets	(69,288)	(69,787)	(70,299)	(70,956)	(18,883)
Tangible equity (P)	$287,933	$282,990	$281,565	$279,737	$182,724

Assets (Q)	$3,446,804	$3,442,550	$3,494,497	$3,460,136	$2,260,774
Less: Goodwill and other intangible assets	(69,288)	(69,787)	(70,299)	(70,956)	(18,883)
Tangible assets (R)	$3,377,516	$3,372,763	$3,424,198	$3,389,180	$2,241,891

Period-end equity/assets (GAAP) (O)/(Q)	10.36%	10.25%	10.07%	10.14%	8.92%
Period-end tangible equity/tangible assets (Non-GAAP) (P)/(R)	8.52%	8.39%	8.22%	8.25%	8.15%

Note 1: Management believes that reporting tangible equity and tangible assets more closely approximates the adequacy of capital for regulatory purposes.

Note 2: Management believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling cash-based operating activities.